PRE-CLINICAL SERVICE AGREEMENT
Between
MEMORIAL SLOAN KETTERING CANCER CENTER
And
ANGIOGENEX INC.

THIS PRE-CLINICAL SERVICE AGREEMENT (this "*Agreement*"), effective as of February 2, 2017 (the "*Effective Date*"), is between **ANGIOGENEX INC.**, a corporation domiciled in the State of Nevada having a principal place of business at 425 Madison Avenue, New York, NY 10017 ("*Company*"), and **MEMORIAL SLOAN KETTERING CANCER CENTER**, a New York nonprofit, tax-exempt corporation having its principal office at 1275 York Avenue, New York, NY ("*MSK*"). MSK and Company may be individually referred to as a "*Party*", and collectively as the "*Parties*".

MSK is a nonprofit tax-exempt academic research institution. Although MSK's resources, such as research facilities, equipment, and personnel, are needed and used primarily to support MSK's academic and research programs, in some instances those resources may have excess capacity or inactive periods that may be suitable for beneficial use by, or service projects for, commercial entities. Provided that a proposed service project will complement and not conflict with, impede, or hinder MSK's clinical, educational and research activities, and provided further that a proposed service project is consistent with legal requirements governing use of MSK's resources, MSK may make such resources available to commercial entities at commercially reasonable rates.

Accordingly, Company has requested, and MSK has agreed to provide the resources or services described herein, subject to the terms of this Agreement through its **MSK Facilities** and under the direction of **the respective Facility heads** (each a "*Project Director*") identified in the Project Specifications (defined below).

MSK and the Company, therefore, agree as follows:

1. PROJECT.

1.1. Services. MSK agrees to perform the services specifically described in the statements of work and project specifications (the "*Project Specifications*"), attached as **Appendix A**, and incorporated into this Agreement (the "*Project*"). The Project Specifications shall not include research intended to produce any inventions by MSK. Such research should be conducted pursuant to a Sponsored Research Agreement and not a Service Agreement.

1.2. Budget. MSK will use reasonable efforts to ensure that the funds paid by Company to MSK for the Project are used in accordance with the budget set forth in **Attachment 1** to **Appendix B**, which is attached and incorporated herein by this reference (the "*Budget*"). The parties may review the Budget from time to time to determine if any adjustment to such Budget is necessary. The Parties shall negotiate in good faith to revise the Budget in the event of any change in the scope of, or resources necessary for, the Project. However, notwithstanding the above, Company agrees to reimburse MSK for costs exceeding the stated Budget, **(i)** so long as the additional expenses were incurred in order to perform activities requested by Company **and (ii)** MSK notified Company prior to incurring such additional expenses. MSK shall not be obligated to continue the contracted services if **(i)** Company fails to reimburse MSK for such expenses incurred; **(ii)** the Parties fail to reach an agreement regarding Budget adjustments.

1.3. Payment. The Company will pay the total amount indicated in the Budget to MSK in accordance with the schedule of payment, which is set forth in **Appendix B** and incorporated herein by this reference (the "*Payment Schedule*"). Fees and rates set forth in the Budget and Payment Schedule are exclusive of any taxes, duties or tariffs now or hereafter imposed on the production,

storage, distribution, sale, transportation, import, export, license or use of any resources, services, or deliverables provided by MSK hereunder. The fees payable/paid to MSK are on a "net of tax" basis, and any taxes (e.g., withholding taxes or any indirect taxes) will be borne fully by the Company and will not be withheld from the fees payable to MSK. Company shall remit payment to MSK in the form of checks, drawn on United States currency and made payable to "*Memorial Sloan Kettering Cancer Center*", or direct wire transfer, as may be agreed to by the Parties. Company shall submit, concurrently with the payment, a transmittal letter stating the: **(i)** name of the Project; **(ii)** name of the MSK Project Director(s); **(iii)** SK number of the Agreement (SK2017-1057); and **(iv)** applicable MSK invoice numbers. If by check, the payments shall be sent to the following address:

Memorial Sloan Kettering Cancer Center
P.O. Box 5882
New York, New York 10087-5882

Should Company fail to pay MSK monies due and payable hereunder for more than thirty (30) days following the date of MSK's corresponding invoice, MSK will have the right to terminate this Agreement on thirty (30) days' written notice, unless Company pays MSK within the thirty (30) day period all such payments due. Upon failure to receive timely payment, MSK may choose to halt any current work until full payments (including late fees) have been received. Company shall be responsible for all collection costs associated with non-payment. Payments made after the due date will accrue interest beginning the tenth day following the due date, calculated at an annual rate equal to the sum of **(i)** two percent (2%); **plus** **(ii)** the prime interest rate quoted by the Wall Street Journal on the date said payment is due.

2. FACILITY SERVICES.

2.1. Acknowledgments. Company hereby acknowledges the following: **(i)** that MSK, a 503(c) tax-exempt, nonprofit, hospital, academic and medical research cancer center, in order to support the community, and further its mission, is making available, on a limited basis as described herein, facilities, where those facilities may be unique in the geographic area and as available when not in use by faculty or students who retain the priority status for their use; **(ii)** that MSK must remain in strict compliance with federal regulations pertaining to the use of federally supported facilities and equipment including IRS Rev. Proc. 2007-47 (updating IRS Rev. Proc. 97-14), applicable OMB Circulars, and other applicable regulations; **and** **(iii)** that participation in this Agreement is by special arrangement only and that this program is intended to be of a short duration and minimally intrusive to the active workings of the Institution and therefore, the terms of this agreement are non-negotiable. For activities not falling within the limited scope of this program, traditional sponsored research is available through the MSK's Office of Technology Development.

2.2. Batch Production. The batch of AGX 51 that will be manufactured under this Agreement will be manufactured in compliance with FDA standards for early phase clinical trials. The batch of AGX 51 that will be manufactured under this Agreement shall be used for a clinical trial conducted at MSK.

2.3. Material Transport.

A. In no event shall Company provide MSK with any materials which are toxic, contagious, hazardous in nature or which are regulated by the FDA, EPA, or other federal agencies with the authority to control regulated substances and materials.

B. Each Party acknowledges that any information or materials provided by the other under this Agreement may be subject to U.S. export laws and regulations, including the International Traffic in Arms (**ITAR**) Regulations (22 CFR Chapter I, Subchapter M, Parts 120-130), Export Administration Regulations (**EAR**) (15 CFR Chapter VII, Subchapter C, Parts 730-774), Office of Foreign Assets Control (**OFAC**) Regulations (31 CFR, Subtitle B, Chapter V), and Assistance to Foreign Atomic Energy Activities (10 CFR Part 810); each Party agrees to comply with all such laws. Because MSK is an academic research institution and has many faculty, staff, students, and visitors who are foreign persons, Company will not disclose, and will use commercially reasonable efforts to prevent disclosure to MSK of any information subject to export controls under the ITAR's United States Munitions List (USML, 22 CFR Part 121), the EAR's Commerce Control List (CCL, 15 CFR Part 774 and Supplements), or 10 CFR Part 810 Restricted Data or Sensitive Nuclear Technology. If for purposes of the Project, Company intends to disclose export-controlled information to MSK, Company will not disclose such information to MSK unless and until a plan for transfer, use, dissemination and control of the information has been approved by MSK. If Company learns of an export control classification by the U.S. or any other government during the course of the Project, Company shall inform MSK of such promptly. In the event Company inadvertently **(i)** discloses export controlled information **or** **(ii)** breaches this **Section 2.3.B**, deadlines contemplated by the Project will be adjusted based on the time it takes to address the disclosure. The Project represents and agrees that it shall not export from the U.S. directly or indirectly, or transfer to a non-U.S. Person located in the U.S., any technical information (or the direct product thereof) furnished to the Company either directly or indirectly by MSK without first complying with all requirements of all relevant U.S. export regulations, including any government license requirements, if applicable. Company agrees to indemnify, defend and hold harmless MSK, its officers, agents and employees from all liability involving the violation of such export regulations, either directly or indirectly by the Company.

3. **PROJECT UPDATES**.

3.1. Reports. If Applicable, as set forth in the Project Specifications, the MSK Project Director shall furnish Company with a final report consisting of the data and test results generated by MSK in conducting the Project, within thirty (30) days after completion of the Project. The Parties acknowledge that for MSK's operations and auditing purposes, MSK may provide information regarding this Agreement to MSK's auditors and, as necessary, regulatory entities or authorities.

3.2. Site Visitations. Upon reasonable notice and consent by Project Director, and subject to Company's compliance with MSK's facilities' policies and procedures, representatives of the Company may visit MSK to meet and talk with the Project Director to review data resulting from the Project and to discuss the Project's progress.

4. **PUBLICATIONS**. Company recognizes that MSK is a nonprofit and tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code and must serve a public rather than a private interest and must maintain the discretion to present or publish, at its discretion, MSK's methodologies developed or used in the Project. MSK may publish the results that are generated from a Project, and will submit to Company, for review purposes only, a copy of such proposed publication to Company at least thirty (30) days prior to submission for publication. If no response is received from Company within those thirty (30) days, it may be conclusively presumed that the publication may proceed without delay.

- If Company determines such proposed publication contains Company's Confidential Information, it shall notify MSK within such thirty (30) day review period and MSK shall delete the Confidential Information Company identifies before proceeding with its planned publication.

Upon MSK's request, Company and MSK shall work in good faith to draft substitute language that is scientifically comparable but does not disclose Confidential Information. For the purpose of this provision only, Company's Confidential Information shall not include the data, results, materials, or description of methodologies necessary for a meaningful publication.

- If Company determines and requests that the proposed publication or presentation contains patentable subject matter, MSK will delay the publication or presentation for a period of time not to exceed sixty (60) days to allow the filing of appropriate patent applications relating to such subject matter.

The above delays will not, however, be imposed on the filing of any student thesis or dissertation. Any proposed publication disclosed to Company is MSK's Confidential Information. Company shall hold such disclosures on a confidential basis; maintain the confidentiality of such disclosures with at least the same degree of care as it maintains the confidentiality of its own confidential information, but not less than a reasonable standard of care; and shall not disclose the information without the prior written consent of MSK.

5. **OWNERSHIP**. Copies of all data and test results generated during the execution of the Project shall be delivered to, and shall be jointly owned by the Company and MSK. Company shall own the final batch of AGX 51 generated for Company by MSK pursuant the applicable Project Specification. Each Party shall retain ownership to its own intellectual property. For clarity, intellectual property owned or licensed by MSK that is used or developed by MSK in or for the performance of the Project shall remain the property of MSK.

6. **CONFIDENTIALITY**. During the Performance Period, one Party (the "***Disclosing Party***") may provide proprietary or confidential information necessary to conduct the Project to the other Party (the "***Receiving Party***"). Accordingly, "***Confidential Information***" is: **(i)** data and other information that is disclosed by the Disclosing Party to the Receiving Party under this Agreement during the Performance Period and which relates to the Project, regardless of whether the information is disclosed in writing, orally, graphically, electronically, or in any other manner, **and** **(ii)** any information that is expressly marked or designated in writing as confidential and proprietary by the Disclosing Party. The Receiving Party acknowledges and agrees that the Disclosing Party reserves all rights in and to the Disclosing Party's Confidential Information. This Agreement shall not constitute a license, assignment, or any other rights, expressed or implied, to the Disclosing Party's Confidential Information, except as expressly provided in this Agreement. Confidential Information does not include, and each Party has no obligation with respect to, any information which: **(i)** is already known to it; **(ii)** is or becomes publicly known through lawful means in no violation of this Agreement by the Receiving Party; **(iii)** is received from a third Party, not bound by a duty of confidentiality, without restriction and without breach of this Agreement; **(iv)** is independently developed by the Receiving Party without use of the Disclosing Party's Confidential Information; **or** **(v)** is approved for release by written authorization of the Disclosing Party.

6.1. **Confidential Obligation**. All Confidential Information disclosed under this Agreement will be held in confidence by the Receiving Party during the Performance Period of this Agreement and for a period of five (5) years following termination or expiration of this Agreement. The Receiving Party shall maintain the confidentiality of the Disclosing Party's Confidential Information with at least the same degree of care as it maintains the confidentiality of its own confidential information, and in any event, not less than a reasonable standard of care. Upon the Disclosing Party's request, the Receiving Party shall promptly return to the Disclosing Party or destroy all copies of the Disclosing Party's Confidential Information; provided, however, that the Receiving Party: **(i)** may retain a single copy of the Disclosing Party's Confidential Information for the sole purpose of ascertaining its ongoing rights and responsibilities in respect of such information; **and** **(ii)** shall not be required to destroy any computer files stored securely by the Receiving Party that are: **(x)** created during automatic system back up; **or** **(y)** retained for legal

purposes by the Receiving Party.

6.2. **Covenants of Non-Use and Non-Disclosure**. The Receiving Party may only use, copy and make extracts of the Disclosing Party's Confidential Information in connection with and in the furtherance of the Project; the Receiving Party shall not use the Disclosing Party's Confidential Information for any other purpose without the prior written permission of the Disclosing Party. Except as provided below, the Receiving Party shall not disclose any of the Disclosing Party's Confidential Information to any third Party without the prior written permission of the Disclosing Party.

A. The Receiving Party may disclose the Disclosing Party's Confidential Information to the Receiving Party's directors, officers, employees, contractors, and consultants of the Receiving Party and its Affiliates who have a need to know the Confidential Information and only in connection with and in the furtherance of the Project, after advising each of the obligations under this Agreement, and who are bound by obligations of confidentiality substantially similar to those in this Agreement. The Receiving Party shall be liable to the Disclosing Party for any breach by the Receiving Party's directors, officers, employees, contractors, consultants, and its Affiliates.

B. If the Receiving Party is required by applicable law, judicial order or governmental regulation, then the Receiving Party will be permitted to disclose (and the Receiving Party shall not be required to destroy) any of the Disclosing Party's Confidential Information that is required to be disclosed by a governmental authority or applicable law in connection with a legal or administrative proceeding (including in connection with any regulatory approval process), provided that the Receiving Party: **(i)** notifies the Disclosing Party of any such disclosure requirement as soon as practicable; **(ii)** reasonably cooperate with the Disclosing Party (at the Disclosing Party's cost) if the Disclosing Party seeks a protective order or other remedy in respect of any such disclosure **and (iii)** furnishes only that portion of the Confidential Information which the Receiving Party is legally required to disclose.

6.3. **Equitable Relief**. Each Party acknowledges that disclosure or improper use of the Confidential Information might cause the other Party immediate and irreparable harm. Without limiting the following, each Party agrees that the other Party will be entitled to seek equitable relief in addition to any other remedies available.

7. **INDEMNIFICATION**. Company will defend, indemnify and hold MSK, the Project Director and any of MSK's employees, trustees, officers, affiliates and agents, harmless from any claim, suit, loss, cost, damage, liability or expense ("***Loss***") arising out of Company's (including Company's employees, affiliates, contractors, licensees or agents) performance or actions under this Agreement, the Company's use of any information, data, Developments, or deliverables, MSK's use of Company resources, data, information, compounds, reagents, or other property, used for the purposes provided by Company, and claims by or relating to Company employees, affiliates, contractors, licensees or agents. Such defense will be conducted by attorneys reasonably acceptable to both Parties. Company may not settle any claims admitting MSK's fault without MSK's express prior written approval. Company shall not be liable to the extent a Loss results from the gross negligence or willful misconduct on the part of MSK.

8. **INSURANCE**. Each Party agrees to maintain reasonable coverage for such liabilities either from commercial insurance or a reasonable self-insurance mechanism, verification of which will be reasonably provided to the other Party upon request.

9. **DISCLAIMER; LIMITATION OF LIABILITY**. COMPANY ACKNOWLEDGES AND AGREES THAT THE FACILITIES, SPACE AND SERVICES PROVIDED BY MSK UNDER THIS AGREEMENT

(INCLUDING, ANY INFORMATION, DATA, MATERIALS, DELIVERABLES, RESOURCES TECHNICAL INFORMATION, OR INTELLECTUAL PROPERTY PROVIDED, GRANTED ACCESS TO, OR DERIVED FROM THE PROJECT PURSUANT TO THIS AGREEMENT, ("***DEVELOPMENTS***") ARE PROVIDED "AS IS". MSK MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND WITH RESPECT TO THE DEVELOPMENTS, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULR PURPOSE, EXCLUSIVITY, OR TO FREEDOM FROM INTELLECTUAL PROPERTY INFRINGEMENT. THE COMPANY AGREES THAT IT WILL NOT MAKE ANY WARRANTY ON BEHALF OF MSK, EXPRESSED OR IMPLIED, TO ANY PERSON CONCERNING THE APPLICATION OF, ACCURACY OF, OR THE RESULTS TO BE OBTAINED WITH THE DEVELOPMENTS, OR WITH RESPECT TO ANY OTHER MATTER.

MSK SHALL NOT BE LIABLE TO COMPANY FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR INABILITY TO USE, USE PROPERLY, OR USE WITHOUT ERRORS, SAID DEVELOPMENTS OR ANY APPLICATIONS AND DERIVATIONS THEREOF, EVEN IF MSK IS OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. MSK'S LIABILITY, IF ANY, FOR DIRECT DAMAGES OF ANY FORM SHALL BE LIMITED TO ACTUAL AMOUNTS PAID TO MSK BY COMPANY UNDER THIS AGREEMENT IN THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE CAUSE OF ACTION THAT GIVES RISE TO SUCH DAMAGES.

10. TERM AND TERMINATION.

10.1. Term. This Agreement will become effective on the Effective Date and, unless earlier terminated as provided below, remain in effect until completion of the Project and the payment by Company of the final payment for the Project have all occurred.

10.2. Termination.

A. Either Party may terminate the Agreement for any reason, or for no reason, upon 30 day written notice. In the event of such termination, Company will make full payment to MSK for all work performed on, or expenses for, the Project up to the date of termination including all non-cancelable obligations following receipt from MSK of any completed or in-process Deliverables. In the instance of advance payments to MSK, MSK will return all unexpended funds with the exception of funds that reflect payments for work completed to date or that will be required to fulfill non-cancelable commitments made by MSK in connection with the Project.

B. If either Party at any time commits any material breach of the Agreement, and fails to remedy it within ten (10) days after receiving written notice of the breach, the aggrieved Party, at its option, may cancel this Agreement by notifying the other in writing.

10.3. Survival. Section 2 (Facility Services); Section 4 (Publication); Section 5 (Intellectual Property); Section 6 (Confidentiality); Section 7 (Indemnification); Section 8 (Insurance); Section 9 (Disclaimers); Section 10 (Termination); and Section 11 (Miscellaneous) shall survive expiration or termination of this Agreement.

11. MISCELLANEOUS.

11.1. **NOTICES**. Any notice or communication required or permitted to be given to a Party under this Agreement will be made in writing and sent by registered or certified mail or by a nationally recognized overnight courier service. Notices under the preceding sentence will be deemed given on the date of receipt.

<u>If to Company:</u> AngioGenex, Inc. Attn: Mr. Michael Strage, Esq. Vice President & General Counsel 425 Madison Avenue New York, NY 10017 Stragem@angiogenex.com	**<u>If to MSK:</u>** Memorial Sloan Kettering Cancer Center 1275 York Avenue, Box 537 New York, NY 10065 Attn: Diane Tabarini Director, MSK Core Facility Operations Email: tabarind@MSKCC.org **<u>with a copy to</u>**: Each Project Director identified in the Project Specifications **<u>And a copy to</u>**: Memorial Sloan Kettering Cancer Center 1275 York Avenue, Box 524 New York, NY 10065 Attn: Shilpi A. Banerjee, Esq., Ph.D. Chief Intellectual Property Counsel

11.2. **<u>USE OF NAME</u>**. Company shall not use the name of MSK, or any variant thereof, or that of any MSK investigator in advertising or for any other commercial purpose without the prior written approval of MSK. Company shall not state or imply in any publication, advertisement, or other medium that any product or service bearing any of Company's names or trademarks, and manufactured, sold, or distributed by Company, has been tested, approved, or endorsed by MSK.

11.3. **<u>RELATIONSHIP BETWEEN THE PARTIES</u>**. Neither Party is agent, servant, employee, legal representative, partner or joint venturer of the other. Nothing herein will be deemed or construed as creating a joint venture or partnership between the Parties and neither Party has the power or authority to bind or commit the other.

11.4. **<u>NON-SOLICITATION OF PERSONNEL</u>**. Company shall not, directly or indirectly, solicit for employment or hire any employee of MSK during the term of this Agreement and for a period of one (1) year following its termination except as may be agreed to in writing by both Parties.

11.5. **<u>COMPLIANCE WITH LAWS</u>**.

A. Each Party represents and warrants that all obligations pertaining to and benefits derived under this Agreement are in full compliance with all applicable federal, state, local, and applicable credentialing bodies, laws, rules and regulations ("***<u>Applicable Rules</u>***"), as they exist now, and as those regulations now exist or as subsequently amended, renumbered, revised or promulgated, including but not limited to **(i)** all laws, rules, and regulations pertaining to: Medicare, Medicaid, and other federally funded state entitlement programs promulgated by the United States Department of Health and Human Services including its Office of the Inspector General and the Centers for Medicare and Medicaid Services, **<u>and</u>** **(ii)** all rules, regulations and standards promulgated by The Joint Commission. Each Party shall maintain compliance with all Applicable Laws as presently existing and as those regulations now exist or as subsequently amended, renumbered, revised or promulgated, throughout the term of this Agreement, and to use its best efforts to notify the other Party of any change in the Applicable Laws of which it becomes aware that might affect the obligations of either Party under this Agreement. In the event of a

violation by a Party of the Applicable Laws, or an investigation into an alleged violation, Company and MSK shall each take all measures necessary to promptly remedy any such violation with the other Party and its legal representatives in the investigation and defense of any such claim or action, to the extent that the Parties' interests are not adverse to one another.

B. Each Party shall comply with all applicable local, state and federal laws that prohibit discrimination based upon gender, gender identity, religion, race, creed, color, national origin, ancestry, military status, veteran's status, sexual orientation, marital status, age, genetic information, disability or status as a victim of domestic violence.

C. Neither Company nor MSK shall engage in any activity prohibited by anti-kickback, anti self-referral, or any other federal, state or local law or regulation which relate to health care and/or the performance of services under this Agreement, as those regulations now exist or as subsequently amended, renumbered, revised or promulgated. It is not the intent of either MSK or Company that any payments, gift, donation or other consideration made under this Agreement be in return for the referral of ongoing business, if any, or in return for the purchasing, leasing, or ordering of any services other than the specific services described in this Agreement. All payments specified in this Agreement are consistent with fair market value in an arms-length transaction for the goods or services provided.

11.6. **ASSIGNMENT**. No Party may assign any of its rights or delegate any performance under this Agreement, voluntarily or involuntarily, whether by merger, consolidation, dissolution, operation of law, or any other manner without the prior written consent of the non assigning Party. If a Party attempts to assigns its rights under this Agreement without the non assigning Party's prior written consent, the non assigning Party is entitled to terminate this Agreement. If the non assigning Party terminates this Agreement, the termination is effective prior to the assignment's occurrence. Any purported assignment of any rights or delegation of any performance under this Agreement that does not comply with this provision is void. Any termination is without prejudice to the non assigning Party's claim for damages.

11.7. **NO THIRD PARTY BENEFICIARIES**. This Agreement does not create any rights, or rights of enforcement, in third Parties.

11.8. **SEVERABILITY**. In the event that the performance of any covenant, condition or provision of this Agreement should jeopardize MSK's status with regard to (i) licensure, (ii) participation in Medicare, Medicaid, or other federal program, (iii) full accreditation by The Joint Commission; **or** (iv) tax exempt status or the tax exempt status of any financing, this Agreement shall be renegotiated so as to eliminate the violation or non-complying aspects hereof, but without altering all other material rights and obligations of the Parties hereunder that reasonably can be given effect. If the Parties cannot promptly agree on the renegotiated provisions, either Party may terminate upon thirty (30) days' written notice to the other Party. In the event that the performance of any covenant, condition or provision of this Agreement is contrary to or violates any applicable law, regulation, or OMB Circulars, this Agreement shall be renegotiated so as to eliminate the violation or non-complying aspects hereof, but without altering all other material rights and obligations of the Parties hereunder that reasonably can be given effect. If the Parties cannot promptly agree on the renegotiated provisions, either Party may terminate upon thirty (30) days' written notice to the other Party.

11.9. **NON-EXCLUSIVE RELATIONSHIP**. Nothing contained in this Agreement will prevent either Company or MSK from entering into agreements with third parties which are similar to the Project herein, or from independently developing (either through third parties or through the use

of its own personnel), or from acquiring from third parties, technologies or products which are similar to and competitive with Inventions or Technologies resulting from the Project. Further, nothing herein will be construed to grant either Party any rights in any such independently developed technologies or products so developed or acquired as described in this section or any rights to the revenues or any portion thereof derived by the other from the use, sale, lease, license or other disposal of any such technologies or products. Furthermore, nothing herein will preclude either Party from transferring any such technologies or products to others.

11.10. **FORCE MAJEURE**. Each of the Parties will be excused from performance of this Agreement only to the extent that performance is prevented by conditions beyond the reasonable control of the Party affected. The Parties will, however, use their best efforts to avoid or cure such conditions. The Party claiming such conditions as an excuse for delaying performance will give prompt written notice of the conditions, and its intent to delay performance, to the other Party and will resume its performance as soon as performance is possible.

11.11. **GOVERNING LAW**. The Parties expressly agree that this Agreement and the enforcement of the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to its provisions concerning the applicability of the laws of other jurisdictions. Any and all claims arising out of, relating to or in connection with this Agreement, or the relationship between the Parties hereto, shall be subject to the exclusive jurisdiction of and venue in the federal and state courts within New York and each Party hereby consents to the exclusive jurisdiction and venue of these courts, without regard to any conflicts of law principles. Each Party agrees that all claims and matters may be heard and determined in any such court and each Party waives any right to object to such action on venue, forum non conveniens, or similar grounds.

11.12. **HEADINGS**. The captions or headings in this Agreement do not form part of this Agreement, but are included solely for convenience.

11.13. **COUNTERPARTS**. This Agreement may be executed by one or more counterparts by the Parties by signature of a person having authority to bind the Party, each of which when executed and delivered by facsimile, electronic transmission or by mail delivery, will be an original and all of which will constitute but one and the same Agreement. The Parties agree to the use of electronic signatures, and agree to being subject to the provisions of the U.S. E-SIGN Act (i.e., the Electronic Signatures in Global and National Commerce Act (enacted June 30, 2000, and codified at 15 U.S.C. § 7001 et seq)).

11.14. **ENTIRE AGREEMENT**. This Agreement embodies the entire agreement of the Parties. It supersedes all prior agreements between the Parties with respect to the subject matter. No waiver, amendment or modification of this Agreement will be effective unless in writing and signed by both Parties.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Lab Services Agreement, effective as of the date of the last signature below:

ANGIOGENEX, INC.

By: [signature]
Name: Michael Strage
Title: V.P. General Counsel
Date: July 20, 2017

MEMORIAL SLOAN KETTERING CANCER CENTER

By:
Name: Collette M. Houston
Title: VP, Clinical Research Compliance
Date:

By:
Name: Diane Tabarini
Title: Director, MSK Core Facility Operations
Date:

Although not individually a party to this Agreement, I, the undersigned, as an employee of MSK, have read and understand the terms of this Agreement.

By:
Name: Ouathek Ouerfelli, Ph.D.
Title: Head, Organic Synthesis Core
Date:

Although not individually a party to this Agreement, I, the undersigned, as an employee of MSK, have read and understand the terms of this Agreement.

By:
Name: Yehuda Goldgur, Ph.D.
Title: Head, X-Ray Crystallography Core
Date:

APPENDIX A
Project Specifications

CLINICAL RESEARCH COMPLIANCE

1. **Project A:** Clinical Research Compliance

   1.1. **MSK Facility**: Project A will be lead by MSK's Clinical Research Compliance Department

   1.2. **Project Title**: Management of Pre-Clinical Development and IND Preparation for AGX 51

   1.3. **Contacts**:

MSK Project Director:		Company Project Manager	
Name:	Collette Houston	Name:	Mr Michael Strage, Esq.
Title:	VP, Clinical Research Compliance	Title:	Vice President and General Counsel
Phone:	646-227-6024	Phone:	(646) 642-0701
E-mail:	houstonc@mskcc.org	E-mail:	stragem@angiogenex.com

   1.4. **Performance Period**: The work to be performed under this Agreement shall commence on or after the Effective Date and shall continue until approximately the 31st of December 2018 (the "**Performance Period**"). Delays in production and/or product storage beyond 2018 will result in a revised project cost estimate.

   1.5. **Export Controls Certification**: Company certifies and warrants that any subject technology or material to be provided to MSK is NOT Export Controlled.

2. **Scope of Work**: The Clinical Research Compliance Department will be managers of the pre-clinical drug development program for AGX 51, fulfilling the work functions of project management, R&D study contracting with outside laboratories, oversight management of study conduct and final reports, and quality assurance. The agreed tasks and work were planned with Company. We will follow instructions from Company as to the order of undertaking the work tasks and limits in timing and budgeting for the tasks.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

List of Clinical Research Compliance Work Tasks, by Discipline

A. Drug Supply Management and Quality Assurance

1. Oversee manufacturing of bulk drug substance in MSKCC Organic Synthesis Core Facility
2. Oversee sterile filling manufacturing of drug product vials in MSKCC Clinical Grade Production Facility
3. Write required GMP documents for the MSKCC manufacturing laboratories (e.g., Master Batch Record, SOPs, Certificate of Analysis)
4. Quality Assurance review of completed manufacturing documents
5. Manage drug formulation work and final formulation decision
6. Write and manage drug substance and drug product stability studies (protocols and reports)
7. Choose testing laboratories and reach agreement on testing details and cost
8. Manage product sampling, sample transfer to testing laboratories
9. Monitor testing progress by regular communication with laboratories
10. Review final testing reports and work with laboratories if changes are needed
11. Quality Assurance product acceptance and issuance of Certificates of Analysis

B. Non-Clinical Safety and Toxicology Study Management

1. Choose CRO(s) and reach agreement on study details and cost
2. Review and approve study protocols
3. Monitor study progress by regular communication with CRO
4. For decisions and approval about protocol deviations, represent the interests of AngioGenex
5. Review and approve final study reports, and work with CRO if changes are needed

C. IND Application and FDA Regulatory Affairs

1. Plan and prepare for a pre-IND meeting with the FDA; participate in the meeting
2. Communicate with IRB, other MSK committees on any questions or issues during protocol review process
3. Write these IND sections: introduction, general investigational plan, CMC (chemistry, manufacturing, and controls), pharmacology & toxicology, previous human experience, environmental exclusion, additional information
4. Quality Assurance review of compiled IND application for congruence of all sections
5. Management of IND applications revisions prior to final MSKCC review committees (IND Committee, IRB) and submission to FDA
6. Participation at FDA review teleconferences
7. Management and authoring responses to FDA reviewer questions
8. Authoring IND amendments during the phase 1 trial

APPENDIX A (Continued)
Project Specifications

ORGANIC SYNTHESIS CORE FACILITY

1. **Project B**: Organic Synthesis Core Facility

   1.1. **MSK Core Facility**: Project B will be lead by MSK's Organic Synthesis Core Facility

   1.2. **Project Title**: AGX 51 Development

   1.3. **Contacts**:

MSK Project Director:		Company Project Manager	
Name:	Ouathek Ouerfelli, Ph.D.	Name:	Mr Michael Strage, Esq.
Title:	Head, Organic Synthesis Core	Title:	Vice President and General Counsel
Phone:	212-639-7771	Phone:	(646) 642-0701
E-mail:	ouerfelo@mskcc.org	E-mail:	stragem@angiogenex.com

   1.4. **Performance Period**: The work to be performed under this Agreement shall commence on or after the Effective Date and shall continue until approximately the 31st of December 2018 (the "**Performance Period**"). Delays in production and/or product storage beyond 2018 will result in a revised project cost estimate.

   1.5. **Export Controls Certification**: Company certifies and warrants that any subject technology or material to be provided to MSK is NOT Export Controlled.

2. **Scope of Work**:

   The MSKCC Organic Synthesis Core Facility (**OSCF**) will finalize the synthetic pathway to AGX 51 and its analogs. Subsequently, OSCF will undertake a scale up process to produce one lot of no less than 10 grams of AGX 51 or a more potent analog thereof, less amounts required for testing purposes, to be used as pre-clinical supplies in preparation for Phase I studies, following guidance, product specifications, and QA oversight from the Clinical Research Compliance Department.

   In addition, OSCF will designate a sub-lot of AGX 51 and/or analog thereof to be a reference standard material, which will have its own additional testing and certificate of analysis.
   Work at OSCF will also be directed to finishing ongoing affinity tools for target validation.

   OSCF will store the products through completion of the initial clinical trial, and with Clinical Research Compliance staff help will transfer product as directed to testing laboratories and final product manufacturers.

   Tests will also be performed on AGX 51 molecule and its analogs to determine efficacy in cancer and ocular models. In addition, validation experiments will be performed to identify ID1 as a target of the AGX 51 family of compounds.

2.1. <u>Deliverables Project B</u>:

- 10g Bulk AGX 51 or analog Compound, less the amounts required for testing. The required test and amounts of AGX 51 or analog for the testing will be determined at a later date. The synthesis of appropriate affinity tools for pulldown and target validation.
- Finish the assessment of AGX 51 and 4 advanced analogs in cancer and ocular models.
- The mechanism of action of AGX 51 and derivatives will be characterized through cell biologic techniques in parallel

APPENDIX A (Continued)
Project Specifications

X-RAY CRYSTALLOGRAPHY CORE FACILITY

1. **Project C**: X-Ray Crystallography Core Facility

   1.1. **MSK Core Facility**: Project D will be lead by MSK's X-Ray Crystallography Core Facility

   1.2. **Project Title**: **AGX 51 Development**

   1.3. **Contacts**:

MSK Project Director:		Company Project Manager	
Name:	Yehuda Goldgur, Ph.D.	Name:	Mr Michael Strage, Esq.
Title:	Head, X-Ray Crystallography Core	Title:	Vice President and General Counsel
Phone:	212-639-3944	Phone:	(646) 642-0701
E-mail:	goldgury@mskcc.org	E-mail:	stragem@angiogenex.com

   1.4. **Performance Period**: The work to be performed under this Agreement shall commence on or after the Effective Date and shall continue until approximately the 31st of December 2018 (the "**Performance Period**"). Delays in production and/or product storage beyond 2018 will result in a revised project cost estimate.

   1.5. **Export Controls Certification**: Company certifies and warrants that any subject technology or material to be provided to MSK is NOT Export Controlled.

2. **Scope of Work**:

   - The MSKCC X-Ray Crystallography Core Facility (**XRCCF**) will perform crystallographic screening of ID1 and partner E proteins in the presence and absence of AGX 51 and its analogs.
   - The screening will be performed using co-crystallization as well as soaking techniques.
   - ZRCCF will also solve and optimize the structures.

   2.1. **Deliverables Project C**:

   X-Ray structures of ID1, partner proteins, free or in complex with AGX 51 and/or analog.

APPENDIX B
Budget and Payment Schedule

1. *Invoice*: Invoices submitted by MSK to Company will be sent to the following address:

Company Name:	ANGIOGENEX INC.
Name:	Mr. Michael Strage, Esq
Title:	Vice President and General Counsel
Address:	425 Madison Avenue New York, NY 10017
Phone:	(646) 642-0701
E-mail:	stragem@angiogenex.com

2. *Estimated Project Budget and Payment Schedule*: Company shall pay MSK the amounts owed in accordance with the below payment schedule, as it may be revised and amended, and in accordance with **Section 1** of this Agreement.

ESTIMATED PROJECT BUDGET *	
Project A:	$TBD
Project B:	$110,000
Project C:	$10,000
IDC (25%)	$30,000
TOTAL:	**$150,000**

ESTIMATED PAYMENT SCHEDULE* EST. TOTAL INVOICE** AMOUNTS & DATES		
Payment 1:	$150,000	Upon execution of the agreement
Payment 2:	$TBD	TBD
Payment 3:	$TBD	TBD
Payment 4:	$ TBD	TBD
TOTAL:	**$TBD**	

*Delays in production and/or product storage beyond 2018 will result in a revised project cost estimate.
** The payment schedule currently covers the first $150,000 of work in Q1-Q2 2017. The payment schedule will be revised when the long term project budget is finalized.
*** Each payment will be comprised of up to 3 invoices, corresponding to each Facility.